Exhibit 99.1

Credo Technology Group Holding Ltd Reports Second Quarter of Fiscal Year 2023
Financial Results

San Jose, Calif. (November 30, 2022) - Credo Technology Group Holding Ltd (NASDAQ: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the second quarter of fiscal year 2023, ended October 29, 2022.

Q2 FY23 Financial Highlights

•Revenue of $51.4 million, grew by 11% quarter over quarter
•GAAP gross margin of 54.4% and non-GAAP gross margin of 54.9%
•GAAP operating expenses of $29.7 million and non-GAAP operating expenses of $25.0 million
•GAAP net loss of $3.4 million and non-GAAP net income of $2.4 million
•GAAP net loss per share of $0.02 and non-GAAP diluted net income per share of $0.02
•Ending cash and short-term investment balance of $240.5 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In the fiscal quarter ended October 29, 2022, Credo achieved record revenue of $51.4 million, an increase of 94% year over year and 11% compared to the prior quarter. Due to our current solutions in production, near and mid-term opportunities we are deeply engaged in, and longer-term opportunities in emerging markets, we remain highly optimistic about our future prospects. In our fiscal 2023 we continue to expect we will achieve at least $200 million in revenue for the full fiscal year, representing more than 88% growth compared to fiscal 2022.”

Third Quarter of Fiscal 2023 Financial Outlook

•Revenue is expected to be between $54.0 million to $56.0 million, up 73% year over year at the midpoint
•GAAP gross margin is expected to be between 58.7%-60.7% and non-GAAP gross margin is expected to be between 59.0%-61.0%
•GAAP operating expenses are expected to be between $30.2 million to $32.2 million and non-GAAP operating expenses are expected to be between $25.0 million to $27.0 million

Conference Call

Credo will conduct a conference call on Wednesday, November 30, 2022, at 2:00 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal year 2023, ended October 29, 2022. Interested parties may join the conference call beginning at 2:00 p.m. Pacific Time on Wednesday, November 30, 2022 by registering online at https://register.vevent.com/register/BI1d1f0013511b41ae81b23e6d96eb6728. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, warrant contra revenue, asset impairment charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses, or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income per share is calculated using diluted weighted average shares outstanding.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 8, 2022, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the emerging 100G (or Gigabits per second), 200G, 400G and 800G port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	October 29, 2022	July 30, 2022	October 31, 2021	October 29, 2022	October 31, 2021
Revenue:
Product sales	$44,349	$35,263	$18,454	$79,612	$25,717
Product engineering services	3,750	824	1,355	4,574	2,674
IP license	2,084	10,380	6,142	12,464	7,172
IP license engineering services	1,186	—	476	1,186	1,588
Total revenue	51,369	46,467	26,427	97,836	37,151
Cost of revenue:
Cost of product sales revenue	22,658	17,525	9,849	40,183	14,206
Cost of product engineering services revenue	418	100	532	518	1,397
Cost of IP license revenue	—	1,179	—	1,179	—
Cost of IP license engineering services revenue	334	—	92	334	414
Total cost of revenue	23,410	18,804	10,473	42,214	16,017
Gross profit	27,959	27,663	15,954	55,622	21,134
Operating expenses:
Research and development	18,158	16,683	11,800	34,841	21,493
Selling, general and administrative	11,540	11,198	7,708	22,738	14,825
Total operating expenses	29,698	27,881	19,508	57,579	36,318
Operating loss	(1,739)	(218)	(3,554)	(1,957)	(15,184)
Other expense, net	(692)	(220)	55	(912)	10
Loss before income taxes	(2,431)	(438)	(3,499)	(2,869)	(15,174)
Provision (benefit) for income taxes	929	(365)	601	564	1,503
Net loss	$(3,360)	$(73)	$(4,100)	$(3,433)	$(16,677)
Net loss per share:
Basic and diluted	$(0.02)	$—	$(0.06)	$(0.02)	$(0.24)
Weighted-average shares used in computing net loss per share:
Basic and diluted	146,012	145,077	69,094	145,545	68,751

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 29, 2022	April 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$190,542	$259,322
Short-term investments	50,000	—
Accounts receivable	51,768	29,524
Inventories	47,829	27,337
Contract assets	6,434	10,071
Prepaid expenses and other current assets	3,234	5,923
Total current assets	349,807	332,177
Property and equipment, net	40,664	21,844
Right of use assets	16,132	16,954
Other non-current assets	7,429	4,714
Total assets	$414,032	$375,689
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$23,273	$8,487
Accrued compensation and benefits	5,373	4,713
Accrued expenses and other current liabilities	19,447	12,063
Deferred revenue	1,389	1,234
Total current liabilities	49,482	26,497
Non-current operating lease liabilities	14,081	14,809
Other non-current liabilities	6,365	220
Total liabilities	69,928	41,526
Shareholders' equity:
Ordinary shares	7	7
Additional paid in capital	438,352	424,562
Accumulated other comprehensive income	(393)	23
Accumulated deficit	(93,862)	(90,429)
Total shareholders' equity	344,104	334,163
Total liabilities and shareholders' equity	$414,032	$375,689

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Six Months Ended
	October 29, 2022	July 30, 2022	October 31, 2021	October 29, 2022	October 31, 2021
GAAP gross profit	$27,959	$27,663	$15,954	$55,622	$21,134
Reconciling items:
Warrant contra revenue	247	388	—	635	—
Share-based compensation	149	304	47	453	134
Total reconciling items:	396	692	47	1,088	134
Non-GAAP gross profit (A)	$28,355	$28,355	$16,001	$56,710	$21,268

GAAP gross margin	54.4%	59.5%	60.4%	56.9%	56.9%
Non-GAAP gross margin	54.9%	60.5%	60.5%	57.6%	57.2%

Total GAAP operating expenses	$29,698	$27,881	$19,508	$57,579	$36,318
Reconciling item:
Share-based compensation	(4,742)	(5,242)	(1,260)	(9,984)	(2,248)
Total reconciling items:	(4,742)	(5,242)	(1,260)	(9,984)	(2,248)
Total Non-GAAP operating expenses (B)	$24,956	$22,639	$18,248	$47,595	$34,070

GAAP operating loss	$(1,739)	$(218)	$(3,554)	$(1,957)	$(15,184)
Non-GAAP operating income (loss) (A-B)	$3,399	$5,716	$(2,247)	$9,115	$(12,802)

GAAP operating loss margin	(3.4)%	(0.5)%	(13.4)%	(2.0)%	(40.9)%
Non-GAAP operating income (loss) margin	6.6%	12.3%	(8.5)%	9.3%	(34.5)%

GAAP net loss	$(3,360)	$(73)	$(4,100)	$(3,433)	$(16,677)
Reconciling items:
Warrant contra revenue	247	388	—	635	—
Share-based compensation	4,891	5,546	1,307	10,437	2,382
Pre-tax total reconciling items	5,138	5,934	1,307	11,072	2,382
Other income tax effects and adjustments	644	(424)	(521)	220	(1,138)
Non-GAAP net income/(loss)	$2,422	$5,437	$(3,314)	$7,859	$(15,433)

GAAP weighted average shares - basic	146,012	145,077	69,094	145,545	68,751
GAAP weighted average shares - diluted	146,012	145,077	69,094	145,545	68,751
Non-GAAP adjustment	12,789	13,256	—	13,073	—
Non-GAAP weighted average shares - diluted	158,801	158,333	69,094	158,617	68,751

GAAP diluted net loss per share	$(0.02)	$—	$(0.06)	$(0.02)	$(0.24)
Non-GAAP diluted net income/(loss) per share	$0.02	$0.03	$(0.05)	$0.05	$(0.22)

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended January 28, 2023
	Low	High

GAAP gross margin	58.7%	60.7%
Reconciling items:
Warrant contra revenue	0.2%	0.2%
Share-based compensation	0.1%	0.1%
Total reconciling items:	0.3%	0.3%
Non-GAAP gross margin	59.0%	61.0%

Total GAAP operating expenses	$30.2	$32.2
Reconciling item:
Share-based compensation	5.2	5.2
Total reconciling items:	5.2	5.2
Total Non-GAAP operating expenses	$25.0	$27.0